Exhibit 99.1

BLINK CHARGING ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS

-	Fourth Quarter Revenue Grew 250%; Full Year 2020 Revenue Grew 121%
-	1,136 Commercial and Residential EV Charging Stations were Contracted, Sold, Deployed, or Acquired During Fourth Quarter 2020
-	$221.5 Million Capital Raise in January 2021 Provides Significant Resources To Drive Long-Term Growth Plan

Miami Beach, FL – March 25, 2021 – Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the fourth quarter and year ended December 31, 2020.

Selected Fourth Quarter 2020 Highlights:

●	The Company made continued progress with its owner/operator strategy; the number of commercial Blink-owned charging stations contracted or deployed during the quarter grew by 51% in the fourth quarter compared to the prior year period.
●	Total revenue for the fourth quarter 2020 increased 250% to $2.5 million compared to $0.7 million for the fourth quarter 2019.

	○	Revenues from product sales increased significantly to $1.8 million compared to $0.2 million in the fourth quarter of 2019, related primarily to increased demand for the Company’s commercial and residential products.
	○	Revenues from network fees, warranty fees, grants/rebates, and other revenues increased to $0.4 million as compared to $0.1 million in the fourth quarter of 2019, related to the increase in EV charging stations in the Company’s network.
	○	Revenues from charging services decreased to $0.2 million as compared to $0.4 million in the fourth quarter of 2019, related primarily to a decrease in EV charging due to the COVID-19 pandemic.

●	Net loss was $7.9 million or $(0.24) per basic and diluted share compared to net loss of $2.9 million or $(0.11) in the fourth quarter of 2019. Fourth quarter 2020 net loss includes increases in operating expenses including increases in new personnel, specifically in the technology, sales and operations departments, in anticipation for accelerated growth of the Company.

Selected Full Year 2020 Highlights:

●	Total revenue grew 121% to $6.2 million compared to $2.8 million in 2019.

○ Revenues from product sales increased significantly to $4.4 million compared to $0.9 million in 2019, related primarily to increased demand for the Company’s commercial and residential products.
○ Revenues from network fees, warranty, grant/rebates and other revenues increased to $1.0 million compared to $0.5 million last year, related to the increase in EV chargers in the Company’s network
○ Revenues from charging services decreased to $0.8 million as compared to $1.4 million for full year 2019, related primarily to the decrease in EV charging due to the COVID-19 pandemic.

●	Net loss was $17.8 million or $(0.59) per basic and diluted share compared to net loss of $9.7 million or $(0.37) per basic and diluted share for full year 2019. The higher net loss in 2020 reflected increased expenses related to the Company’s anticipated growth, as detailed above.
●	On December 31, 2020, cash and marketable securities were $22.3 million compared to $7.1 million at December 31, 2019.
●	Shortly following the close of fiscal 2020, the Company completed a successful equity offering resulting in net proceeds of $221.5 million.

“Blink’s fourth quarter 2020 results delivered a strong close to 2020, continuing the momentum we built during the second and third quarters, and characterized by significantly increased revenue driven by substantial growth in product sales. Despite the many public health and economic challenges presented by the COVID-19 pandemic, we’ve continued the aggressive deployment of our owned and operated EV charging stations for a wide variety of partners and locations, including healthcare networks, hotels, multi-family residences, and municipalities. Specifically, during the fourth quarter, 66% of commercial deployments were Blink-owned units. As we have previously outlined, Blink’s unique owner/operator model is a key differentiator in our industry. With this model, we realize an economic benefit each time a vehicle is charged at a Blink-owned unit. As EV adoption continues to grow and utilization of chargers increases, we expect Blink-owned units will represent a valuable recurring revenue stream for many years to come,” stated Michael D. Farkas, Founder and Chief Executive Officer of Blink.

“We ended 2020 strong and have positioned us for continued success at the beginning of 2021. In January, we completed a successful equity raise, significantly strengthening our balance sheet, which will enable us to continue our growth at a systematic and accelerated pace. Our growth will continue both organically and through targeted acquisitions as we look to grow our footprint of EV chargers,” commented Michael Rama, Chief Financial Officer of Blink. “

“Blink is a longtime leader in the EV charging industry, and we have been methodically and strategically expanding our geographic footprint and building our brand recognition to capture opportunities as the world transitions to EVs. We are energized by our industry’s momentum, which continues to benefit from the adoption of clean energy and clean transportation initiatives. We’ve begun 2021 in a solid position, and we plan to capitalize on the many opportunities we see to provide the accessible, fast, and reliable EV infrastructure that makes EV travel both attractive and viable,” commented Brendan Jones, President of Blink.

Business Updates and Highlights

During the fourth quarter of 2020, the Company:

●	Entered into a reseller agreement with The Lion Electric Company, a leading manufacturer of zero-emission buses and trucks, which will now offer Blink’s full line of charging stations to the school systems and bus fleets they serve.
●	Acquired U-Go Stations, Inc. and its portfolio of 44 DCFC charging locations as well as multiple grants awarded to U-Go for the deployment of up to an additional 45 new charging stations.
●	Announced the sale of 45 dual-port Blink charging stations by Blink Charging Hellas, a joint venture between Blink Charging and Eunice Energy Group, to the Public Power Company (PPC S.A.) for deployment across Greece.
●	Signed exclusive seven-year agreement with two seven-year renewal options with Lehigh Valley Health Network to own and operate charging stations across the health network’s extensive portfolio of locations in Pennsylvania.
●	Announced additional deployments of Blink-owned EV charging stations at St. Luke’s University Healthcare Facilities in Pennsylvania, building upon the Company’s initial contract and deployment with St. Luke’s in January 2019.

●	Signed an exclusive five-year contract with two five-year renewal options for Blink-owned IQ 200 units at multiple Blessing Health System locations in Quincy, Illinois.
●	Introduced an innovative pole mounting kit for the Company’s IQ 200 EV charging stations that allows streetlights or utility poles to function as charging destinations.
●	Entered into a unique collaboration with Connecticut Green Bank and other EV charging partners, to register the first validated multi-partner carbon offset credit project.
●	Signed an agreement with JSC Management Group, a large Burger King franchisee, to deploy numerous EV charging stations at key locations across the northeastern U.S.

Subsequent to the fourth quarter and year ended December 31, 2020, the Company:

●	Received a grant from the state of Ohio Environmental Protection Agency to deploy 144 Blink-owned and operated high-speed Level 2 charging stations at 32 sites across the state, at locations such as healthcare centers, hotels, municipal parking lots, and others.
●	Announced the promotion of Brendan S. Jones to President of Blink Charging and his election to the Company’s Board of Directors.
●	Received a follow-on order from InterEnergy for an additional 150 fast-charging stations, including 100 Blink IQ 200 and 50 DCFC units to be deployed across the Dominican Republic.
●	Announced a collaboration with the state of Vermont to deploy 22 DCFCs and 22 Level 2 chargers across 11 sites in the state during the next two years.
●	Entered into a U.S. reseller agreement with Ingram Micro Inc., a leading global distributor of information technology, cloud and mobility products, for the sale of Blink’s residential EV charging stations.
●	Won the competitive bid process to provide the EV charging infrastructure for the city of San Antonio’s EVSA program, which initially enlists the Company to deploy up to 140 Blink-owned level 2 charging ports and 3 DCFCs throughout the city.
●	Announced the Company’s first deployment in the state of New Hampshire in the resort town of Waterville Valley; the Blink-owned units are the only EV charging stations available for nearly 30 miles.
●	Announced an initial order for 50 charging stations from InterEnergy, to further expand the Evergo network in Panama, which is expected to bring nearly 200 new EV charging stations to the country by the end of 2021.
●	Named to Forbes’ list of America’s Best Small Companies.
●	Signed a reseller agreement with Ballantyne Strong to offer Blink’s full line of charging stations to the broad base of cinema operators, theme parks and other entertainment and leisure-related locations that work with that company’s entertainment division.
●	Purchased a 10,000+ square foot office condominium in Miami Beach to house the Blink corporate headquarters and support the Company’s ongoing growth.

Earnings Conference Call:

The Company will host a conference call and webcast to discuss the fourth quarter and year end 2020 results today, March 25, 2021 at 4:30 P.M., Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link: https://www.webcaster4.com/Webcast/Page/2468/40433

To participate in the call by phone, dial (877) 876-9173 approximately five minutes prior to the scheduled start time. International callers please dial (785) 424-1667.

A replay of the teleconference will be available until April 25, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 40433.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 23,000 charging stations, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink Charging’s principal line of products and services include its Blink EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Media Contact

PR@BlinkCharging.com

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972-9200

jnesbett@institutionalms.com

BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Balance Sheets

Unaudited

	December 31,
	2020	2019
Assets

Current Assets:
Cash	$22,341,433	$4,168,837
Marketable securities	-	2,956,989
Accounts receivable and other receivables, net	909,499	206,770
Inventory, net	1,816,135	2,157,295
Prepaid expenses and other current assets	1,219,488	671,033

Total Current Assets	26,286,555	10,160,924
Restricted cash	76,399	-
Property and equipment, net	5,636,063	1,347,309
Operating lease right-of-use asset	615,825	258,102
Intangible assets, net	46,035	107,415
Goodwill	1,500,573	-
Other assets	387,617	73,743

Total Assets	$34,549,067	$11,947,493

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$3,920,384	$2,372,212
Accrued expenses	1,085,028	897,548
Accrued issuable equity	184,234	257,686
Current portion of notes payable	574,161	10,000
Current portion of operating lease liabilities	403,915	190,823
Other current liabilities	59,572	73,598
Current portion of deferred revenue	479,486	567,613

Total Current Liabilities	6,706,780	4,369,480
Operating lease liabilities, non-current portion	285,501	84,838
Other liabilities	90,000	58,164
Notes payable - non-current portion	296,535	-
Deferred revenue, non-current portion	6,654	565

Total Liabilities	7,385,470	4,513,047

Series B Convertible Preferred Stock, 10,000 shares designated, 0 issued
and outstanding as of December 31, 2020 and 2019, respectively	-	-

Stockholders’ Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized;
Series A Convertible Preferred Stock, 20,000,000 shares designated, 0 shares issued and outstanding as of December 31, 2020 and 2019	-	-
Series C Convertible Preferred Stock, 250,000 shares designated, 0 issued and outstanding as of December 31, 2020 and 2019	-	-
Series D Convertible Preferred Stock, 13,000 shares designated, 0 and 5,125 shares issued and outstanding as of December 31, 2020 and 2019, respectively	-	5
Common stock, $0.001 par value,500,000,000 shares authorized, 35,951,097 and 26,322,583 shares issued and outstanding as of December 31, 2020 and 2019, respectively	35,951	26,323
Additional paid-in capital	214,479,094	176,729,926
Accumulated other comprehensive income	-	183,173
Accumulated deficit	(187,351,448)	(169,504,981)

Total Stockholders’ Equity	27,163,597	7,434,446

Total Liabilities and Stockholders’ Equity	$34,549,067	$11,947,493

BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Operations

Unaudited

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenues:
Charging service revenue - company-owned charging stations	$203,012	$421,348	$772,540	$1,359,218
Product sales	1,823,787	151,771	4,432,423	856,243
Network fees	117,691	70,682	344,819	301,627
Warranty	98,680	8,804	129,109	52,996
Grant and rebate	10,487	4,579	21,558	22,396
Other	199,640	44,302	529,782	166,710

Total Revenues	2,453,297	701,486	6,230,231	2,759,190

Cost of Revenues:
Cost of charging services - company-owned charging stations	211,609	37,040	397,377	151,479
Host provider fees	114,905	146,371	265,272	420,075
Cost of product sales	1,432,758	414,001	2,859,559	961,192
Network costs	51,944	43,716	515,953	255,339
Warranty and repairs and maintenance	93,409	126,132	330,742	450,765
Depreciation and amortization	121,599	31,564	345,018	127,929
Total Cost of Revenues	2,026,224	798,824	4,713,921	2,366,779

Gross Profit (Loss)	427,073	(97,338)	1,516,310	392,411

Operating Expenses:
Compensation	5,754,324	1,745,739	12,718,284	6,750,753
General and administrative expenses	1,587,113	718,747	4,047,125	1,916,817
Other operating expenses	946,628	423,158	2,565,525	2,196,784

Total Operating Expenses	8,288,065	2,887,644	19,330,934	10,864,354

Loss From Operations	(7,860,992)	(2,984,982)	(17,814,624)	(10,471,943)

Other (Expense) Income:
Interest (expense) income, net	(1,743)	19,044	16,442	73,158
Gain on settlement of debt	-	-	-	310,000
Gain on settlement of accounts payable, net	(312)	20,060	22,266	273,667
Change in fair value of derivative and other accrued liabilities	(104,861)	26,499	(173,132)	(65,104)
Other income	26,403	24,715	102,581	231,722

Total Other (Expense) Income	(80,513)	90,318	(31,843)	823,443

Net Loss	$(7,941,505)	$(2,894,664)	$(17,846,467)	$(9,648,500)

Net Loss Per Share:
Basic	$(0.24)	$(0.11)	$(0.59)	$(0.37)
Diluted	$(0.24)	$(0.11)	$(0.59)	$(0.37)

Weighted Average Number of Common Shares Outstanding:
Basic	33,577,425	26,300,451	30,045,095	26,237,486
Diluted	33,577,425	26,300,451	30,045,095	26,237,486

BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Unaudited

	For The Years Ended
	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(17,846,467)	$(9,648,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	679,911	417,061
Change in fair value of derivative and other accrued liabilities	(173,132)	(65,104)
Dividend and interest income	-	104,848
Provision for bad debt	270,365	102,940
Gain on settlement of debt	-	(310,000)
Provision for slow moving and obsolete inventory	(392,191)	437,068
Gain on settlement of accounts payable, net	(22,266)	(273,667)
Loss on disposal of fixed assets	278,698	65,488
Loss on impairment of intangible assets	-	83,135
Non-cash compensation:
Common stock	233,382	547,782
Options	714,888	180,757
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(897,496)	(141,541)
Inventory	(1,246,837)	(2,022,653)
Prepaid expenses and other current assets	(580,803)	168,487
Other assets	(225,995)	(2,545)
Accounts payable and accrued expenses	1,404,084	(470,354)
Lease liabilities	(184,057)	(135,267)
Deferred revenue	(82,038)	197,252

Total Adjustments	(223,487)	(1,116,313)

Net Cash Used in Operating Activities	(18,069,954)	(10,764,813)

Cash Flows From Investing Activities:
Purchase consideration for BlueLA Carsharing, LLC acquisition	(1)	-
Cash acquired in the purchase of BlueLA Carsharing, LLC	3,379	-
Cash acquired in the purchase of U-Go Stations, Inc.	30,266	-
Proceeds from sale of marketable securities	2,773,816	-
Purchases of property and equipment	(2,547,220)	(552,820)

Net Cash Provided By (Used In) Investing Activities	260,240	(552,820)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering [1]	19,175,546	-
Payment of financing liability in connection with internal use software	(72,190)	(52,379)
Proceeds from exercise of warrants	16,264,687	-
Proceeds from issuance of notes payable	855,666	-
Repayment of notes payable	(165,000)	-

Net Cash Provided By (Used in) Financing Activities	36,058,709	(52,379)

Net Increase (Decrease) In Cash	18,248,995	(11,370,012)

Cash and Restricted Cash - Beginning of Year	4,168,837	15,538,849

Cash and Restricted Cash - End of Year	$22,417,832	$4,168,837

Cash and restricted cash consisted of the following:
Cash	$22,341,433	$4,168,837
Restricted cash	76,399	-
	$22,417,832	$4,168,837

[1] Includes gross proceeds of $19,999,984, less issuance costs of $824,438 deducted directly from the offering proceeds.